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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               LANDS' END, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                              [LANDS' END LOGO]

                         NOTICE OF 2001 ANNUAL MEETING
                              AND PROXY STATEMENT

                                                                 April 16, 2001

Dear Shareholder:

   The annual meeting of Lands' End, Inc. shareholders will be held at our headquarters in Dodgeville, Wisconsin, on Wednesday, May 16, 2001, beginning at 10:00 a.m. C.D.T. (See map for directions.)

   The directors and officers of your company join me in extending you a cordial invitation to attend.

   For those of you interested in seeing, firsthand, how we fill an order, tours of our facilities will be available before the meeting. The first tour will leave the activity center at 8:00 a.m. and the last one will leave promptly at 9:00 a.m.

   The agenda for the meeting includes the election of two directors, the ratification of the appointment of independent public accountants and the consideration of a shareholder proposal. There also will be a brief management presentation on the state of the business.

   I hope you can be there, but whether you attend the meeting in person or not, it's important that your shares be represented. To make sure they are, please mark your votes on the enclosed proxy card and sign, date and mail it in the postage-paid envelope or follow the instructions on the proxy card to vote by telephone or over the Internet. It will help us keep postage costs down if you take a minute to do so now.

                                          /s/ Gary C. Comer

                                          Gary C. Comer
                                          Chairman

                               [LANDS' END LOGO]

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2001

To Our Shareholders:

   The annual meeting of shareholders of Lands' End, Inc. (the "Company") will be held at the offices of the Company, One Lands' End Lane, Dodgeville, Wisconsin 53595, on May 16, 2001, at 10:00 a.m. C.D.T. for the following purposes:

  1. To elect two members to the Board of Directors of the Company to serve until the annual meeting of shareholders in 2004, and until their successors are duly elected and qualified.

  2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending February 1, 2002.

  3. To consider and act upon the shareholder proposal described in the accompanying Proxy Statement, which the Board of Directors of the Company opposes.

  4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on March 23, 2001 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting.

   Please complete and return the enclosed proxy in the envelope provided or follow the instructions on the proxy card to vote by telephone or over the Internet whether or not you intend to be present at the meeting in person.

                                          By order of the Board of Directors,

                                          /s/ Robert S. Osborne

                                          Robert S. Osborne
                                          Secretary

Dodgeville, Wisconsin
April 16, 2001

   YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY TELEPHONE OR OVER THE INTERNET.

                                PROXY STATEMENT

Introduction

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lands' End, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the 2001 annual meeting of shareholders on Wednesday, May 16, 2001 and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about April 16, 2001.

Proxies

   Properly signed and dated proxies received by the Company's Secretary prior to or at the Annual Meeting will be voted as instructed thereon or, in the absence of such instructions, (a) FOR election to the Board of Directors of the persons nominated by the Board, (b) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company, (c) AGAINST the shareholder proposal and (d) in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting. Proxies may also be voted by telephone or over the Internet by following the instructions on the proxy card. Any proxy may be revoked for any reason prior to voting by notifying the Secretary of the Company in writing of such revocation, by submitting a later-dated proxy card, by providing subsequent telephone or Internet voting instructions or by voting by ballot at the meeting, which will cancel any proxies previously submitted. The Company has appointed an officer of Firstar Trust Company, transfer agent for the Company, to act as an independent inspector at the Annual Meeting.

Voting of Proxies and Shares Outstanding

   Holders of record at the close of business on March 23, 2001 of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), are entitled to vote on all matters which may be properly presented at the Annual Meeting. The number of shares of Common Stock of the Company outstanding on March 23, 2001, the record date for the meeting, was 29,375,472, all of one class and each entitled to one vote, owned by 1,927 shareholders of record.

   The holders of at least a majority of the shares of Common Stock must be present in person or by proxy at the Annual Meeting in order for the Annual Meeting to be held. Directors will be elected by a plurality of the votes cast for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required for approval of each of the other actions proposed to be taken at the Annual Meeting. On each such proposed action, pursuant to Delaware law, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a proposed action. A broker non-vote (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) on a proposed action is considered not entitled to vote on that action and thus is not counted in determining whether an action requiring approval of a majority of the shares present and entitled to vote at the Annual Meeting has been approved.

                             ELECTION OF DIRECTORS

   The Board of Directors is currently composed of seven directors. The directors are divided into three classes, two of which are composed of two directors each, and one of which is composed of three directors. One class is elected each year for a three year term. One of the directors in the class whose current term ends at the Annual Meeting is not seeking nomination or election as a director. Accordingly, in order to avoid an imbalance in the size of the director classes, Gary C. Comer, whose current term is not scheduled to end until 2002, has been nominated for election in the director class to be elected at the Annual Meeting, with a term ending in 2004. In the event that Mr. Comer is elected at the Annual Meeting, a vacancy will be created in the director class whose term ends in 2002. The Nominating Committee is currently conducting a search to identify an additional director to be elected by the Board of Directors to fill this anticipated vacancy.

   The Nominating Committee has nominated Gary C. Comer and Eliot Wadsworth, II to serve as directors until the annual meeting of shareholders in 2004 and until their respective successors are duly elected and qualified. The Board of Directors recommends that shareholders vote "FOR" the election of Messrs. Comer and Wadsworth.

   The following tabulation sets forth, as of March 23, 2001, certain information about each nominee for election to the Company's Board of Directors and each continuing director.

                Director Nominees for a Term to Expire in 2004

Gary C. Comer                                                           Age: 73

  Founder of the Company and Chairman of the Board of Directors. Mr. Comer was President of the Company from 1963 until 1989 and served as Chief Executive Officer from 1963 until 1990. He has been a director of the Company since 1963. Prior to 1963, Mr. Comer was employed for ten years as a copywriter at Young & Rubicam.

Eliot Wadsworth, II                                                     Age: 58

  Director of the Company since March 2001. Mr. Wadsworth has been the owner and Chief Executive Officer of White Flower Farm, Inc, a mail-order nursery business, since 1975. He was the founder of Boston Common Press, L.P., a niche publishing company, has served as its Managing Director for the last 10 years and currently serves on its board of directors. Mr. Wadsworth is also a co-founder and General Partner of Housatonic Partners, a private equity investment partnership in Boston, founded in 1994.

                     Directors Whose Term Expires in 2002

David F. Dyer                                                           Age: 51

  President, Chief Executive Officer and Member of the Board of Directors since rejoining the Company in October 1998. In 1989, Mr. Dyer entered the employ of the Company as Managing Director of Home Furnishings, became Executive Vice President of Merchandising in 1990, and was named Vice Chairman, Merchandising and Sales in 1993. He was a director of the Company from 1991 until August 1994. Mr. Dyer was President and Chief Operating Officer of the Home Shopping Network from August 1994 until August 1995, at which time he became an independent catalog/retail consultant, most recently with the Texas Pacific Group and the J. Crew Group. From 1972 to 1989, Mr. Dyer was employed at Burdine's, a specialty retail chain, where he served as Senior Vice President of Marketing and General Merchandising Manager of Women's Apparel, Accessories and Cosmetics. Mr. Dyer is also a director of ADVO, Inc., a direct mail marketing services company.

Richard C. Marcus                                                       Age: 61

  Director of the Company since January 2001. Mr. Marcus served as Chief Executive Officer of Neiman Marcus from 1979 to 1988. Subsequently, he has been an e-commerce entrepreneur and consultant, including with the InterSolve Group, a company he co-founded in 1991. From 1994-1995 he served as Chief Executive Officer of the Plaid Clothing Group. Since 1997, Mr. Marcus has been Senior Advisor with the New York-based, investment banking firm, Peter J. Solomon Company. He currently serves on the board of directors for the Zale Corporation and Michaels Stores, Inc.

                     Directors Whose Term Expires in 2003

Richard C. Anderson                                                     Age: 71

  Vice Chairman of the Company since 1984. Mr. Anderson served as Chief Executive Officer of the Company from 1990 through January 1993. In addition, Mr. Anderson served as President and Chief

  Operating Officer from 1989 until 1992. He has been a director of the Company since 1979. From 1977 to 1984, Mr. Anderson was a senior executive of Needham, Harper & Steers, serving as Executive Vice President in charge of programming and media from 1981 until 1984. Mr. Anderson provides certain services to the Company and is compensated for such services. See "Meetings and Compensation of Directors."

Paul D. Schrage                                                         Age: 64

  Director of the Company since January 2001. Mr. Schrage served as Senior Executive Vice President and Chief Marketing Officer of McDonald's Corporation and as a member of that company's board of directors when he retired in 1997. Mr. Schrage joined McDonald's in 1967 as National Marketing Director, was elected Vice President in 1968, Executive Vice President in 1970 and Chief Marketing Officer in 1980. Mr. Schrage also serves on the board of directors of Wolverine World Wide, Inc., the Aid Association for Lutherans and Valparaiso University.

                    MEETINGS AND COMPENSATION OF DIRECTORS

   The Board of Directors held twelve formal meetings during the fiscal year ended January 26, 2001. All directors attended at least 75% of the total number of meetings of the Board and committees of which they were members. Directors who are not salaried officers or employees of the Company are eligible to receive compensation as described in the following paragraphs. In addition, the reasonable expenses incurred by each director in connection with his duties as a director are reimbursed by the Company. Each director who is a salaried officer or employee of the Company earns no additional compensation for service as a director.

   Through the end of the Company's 2001 fiscal year, non-employee directors were eligible to receive a cash retainer at the rate of $20,000 per year, all or a portion of which could be irrevocably deferred in an account adjusted to reflect the performance of the Company's Common Stock during the deferral period. In addition, through the end of fiscal 2001, non-employee directors were eligible to participate in the Company's Non-Employee Director Stock Option Plan (the "DSOP"), which provided for certain initial grants of stock options to persons who joined the Board and for annual grants of 5,000 stock options to each eligible director as of the date of each Annual Meeting. Mr. Anderson received an annual grant of 5,000 shares at the 2000 Annual Meeting, with an exercise price of $32.375 per share. Mr. Comer waived his eligibility to receive the cash retainer and to participate in the DSOP.

   Several new directors joined the Board early in fiscal 2002. At that time, Mr. Dyer and Mr. Comer, who have served as a special Board committee dealing with non-employee director compensation, made recommendations to the Board after discussions with the independent consulting firm that regularly advises the Compensation Committee. Based on their recommendations, the Board approved an increase in the cash retainer to $30,000 per year, commencing in fiscal 2002, without the option of deferral. In addition, the Board amended the DSOP to provide that no further stock options would be issued thereunder, although outstanding stock options will continue in accordance with their terms. Accordingly, 277,083 of the stock options previously authorized but unissued under the DSOP will no longer be available for issuance. In light of the foregoing action, upon the recommendation of the committee, the Board adopted a new plan for non-employee directors, known as the Director Stock Grant Plan (the "DSGP"), effective as of the beginning of fiscal 2002. The DSGP provides that each new non-employee director will receive an initial grant of 2,000 shares of the Company's Common Stock sixty days after joining the Board and that each non-employee director will receive an annual grant of 2,000 shares on the date of each Annual Meeting (or, if later, sixty days after joining the Board). All of such grants will vest immediately. The Company has reserved 100,000 shares of Common Stock for issuance under the DSGP. Mr. Comer has waived his eligibility to receive the cash retainer and to participate in the DSGP.

   In addition to the compensation described above, Mr. Anderson received compensation of $22,000 from the Company in consideration for his providing creative and merchandising consulting services to the Company during fiscal year 2001. The Company contributed premiums of $1,700 each to the Lands' End, Inc. Health Care Plan on behalf of Messrs. Anderson and Comer in fiscal year 2001.

   In fiscal 2001, Mr. Comer entered into a transaction with the Company in which he assumed its contract for the purchase of an aircraft from the manufacturer for the purchase price of approximately $7,300,000. The Company had previously ordered two aircraft and had received a $100,000 volume discount. The Company subsequently determined that it would only purchase one of the aircraft and that it would be prohibitively expensive to locate an independent third party willing to assume its contract to purchase the second aircraft. Rather than abandon the purchase and forfeit the discount, the Company accepted Mr. Comer's offer to assume the Company's contract to purchase the second aircraft. Mr. Comer agreed to purchase the aircraft at the contract cost after application of one-half of the volume discount.

                       BOARD COMPOSITION AND COMMITTEES

   During fiscal 2001, the Board had three standing committees: the Audit Committee, the Compensation Committee and the Performance Compensation Committee. Early in fiscal 2002, the Board engaged in general discussions about corporate governance matters, leading to its adoption of a Statement of Board Policy Regarding Corporate Governance (the "Board Policy"). The Board Policy provides for the establishment of an additional standing committee, the Nominating Committee, and also contemplates that, effective as of the Annual Meeting, the Compensation Committee and the Performance Compensation Committee will be combined into a single committee. Each of the standing committees is briefly described below.

   The Board Policy also states the Board's intentions with respect to other matters involving Board composition and activities. A copy of the current Board Policy, which is subject to change from time to time by the Board of Directors, is attached as an Appendix to this Proxy Statement.

Audit Committee

   The current members of the Audit Committee are John N. Latter (chairman) and Paul D. Schrage. Effective as of the Annual Meeting, Mr. Latter will cease to be a member of this committee and two additional members will be appointed, so that the committee will have not less than three members, each of whom shall be an independent director as determined in accordance with rules of the New York Stock Exchange. The functions of the Audit Committee are described in the Audit Committee Charter, which was adopted by the Board of Directors in fiscal 2001. These functions include, among other things, evaluating and recommending annually to the Board of Directors the firm to be employed by the Company as its external auditors, consulting with the internal audit department and the external auditors regarding matters such as the plan of audit, the adequacy of internal accounting controls and systems, and the review of financial statements and reports to be included in quarterly and annual reports. However, the Audit Committee is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or to define the standards to be used in preparation of the Company's financial statements. The Audit Committee held three formal meetings during fiscal year 2001. A copy of the current Audit Committee Charter, which is subject to change from time to time by the Board of Directors, is attached as an Appendix to this Proxy Statement.

Compensation Committee

   The current members of the Compensation Committee are Gary C. Comer (chairman) and John N. Latter. Effective as of the Annual Meeting, the Compensation Committee will be combined with the Performance Compensation Committee as described in the Board Policy. The Compensation Committee monitors the Company's overall compensation policies and specifically reviews and approves all compensation to be paid to the Company's Chief Executive Officer, to the four other most highly compensated executive officers (the "Named Executive Officers") and to any other officer whose annual compensation is $300,000 or more (except to the extent that such responsibility is specifically vested in the Performance Compensation Committee). The Compensation Committee administers the Long-Term Incentive Plan. The Compensation Committee held two formal meetings during fiscal year 2001.

   Except for the Non-Employee Director Stock Option Plan and the deferred and other compensation arrangements described above, none of the members of the Compensation Committee is or has been, for a period of at least one year prior to appointment, eligible to receive a benefit under any plans of the Company entitling participants to acquire Common Stock, stock options or stock appreciation rights.

Performance Compensation Committee

   The members of the Performance Compensation Committee are Richard C. Marcus (chairman) and John N. Latter. Effective as of the Annual Meeting, the Compensation Committee will be combined with the Performance Compensation Committee as described in the Board Policy. The Performance Compensation Committee administers the Company's Stock Option Plan and establishes the terms of any benefits granted thereunder. The Performance Compensation Committee also administers the Company's non-stock based compensation plans which are intended to provide "performance-based compensation" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) including, but not limited to, establishing objective performance goals and measures and certifying that such performance goals and other material terms are satisfied. The Performance Compensation Committee is comprised solely of directors who are not (i) current employees of the Company (or any related entity), (ii) former employees of the Company (or any related entity) receiving compensation for prior services (other than certain pension benefits), (iii) former officers of the Company (or any related entity), or (iv) consultants or individuals who are otherwise receiving compensation from the Company for personal services in any capacity other than as a director. The Performance Compensation Committee held five formal meetings during fiscal year 2001.

Nominating Committee

   The Nominating Committee consists of all non-employee directors of the Company, currently Messrs. Comer, Anderson, Marcus, Schrage and Wadsworth. The Nominating Committee has responsibility for selecting any new Chief Executive Officer of the Company and for selecting prospective directors to fill vacancies on the Board of Directors that occur from time to time due to retirement or resignation. In addition, prior to each annual meeting, those members of the Nominating Committee whose director terms will not expire at that annual meeting will determine the slate of directors proposed for election at the annual meeting. Prior to the mailing of this Proxy Statement, the Nominating Committee nominated Messrs. Comer and Wadsworth, in accordance with the foregoing nominating procedure, for election to the Board of Directors at the 2001 Annual Meeting. The Nominating Committee will consider nominees recommended by shareholders, provided that such recommendations are in writing and are received by the Director of Investor Relations not later than December 17, 2001. Because it was not appointed until fiscal year 2002, the Nominating Committee held no formal meetings during fiscal year 2001.

Compensation Committee Interlocks and Insider Participation

   Gary C. Comer, who currently serves on the Compensation Committee, is the Company's founder and Chairman of the Board of Directors. Mr. Comer was President of the Company from 1963 until 1989, and served as Chief Executive Officer from 1963 until 1990. Mr. Comer is retired from active employment at the Company.

Audit Committee Report

   The Audit Committee of the Board of Directors (the "Audit Committee") is currently comprised of two independent directors and acts under a written Audit Committee Charter adopted by the Board of Directors in fiscal 2001. Each of the members of the Audit Committee is independent, as defined by the Audit Committee Charter and the listing standards of the New York Stock Exchange. A copy of the current Audit Committee Charter, which is subject to change from time to time by the Board of Directors, is attached as an Appendix to this Proxy Statement.

   Management has the primary responsibility for the financial statements, the reporting process and assurance for the adequacy of controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee is responsible for monitoring and overseeing these processes on behalf of the Board of Directors.

   In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61). SAS 61 requires independent auditors to communicate matters related to the conduct of the audit to audit committees. Arthur Andersen LLP reported to the Audit Committee that, based on its inquiries, to its knowledge, the Company's internal controls are adequate and sufficient.

   In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1, which requires the written disclosure of all relationships between the Company and its independent auditors that, in the independent auditors' professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the company that it is auditing.

   During fiscal year 2001, the Company retained Arthur Andersen LLP to provide services as follows:

       Audit            Financial Information Systems
        Fees            Design and Implementation Fees                 All Other Fees
       -----            ------------------------------                 --------------
      $180,000                       $0                                  $1,530,000

   The category of "all other fees" consists primarily of services provided for purchasing cost reduction, tax, Internet, forecasting and other miscellaneous projects. The Audit Committee has considered whether the independent auditors' provision of services other than audit services is compatible with maintaining auditor independence and has concluded that it is.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 26, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Arthur Andersen LLP as the Company's independent auditors for fiscal year 2002.

                                          Submitted by the Audit Committee
                                          of the Board of Directors

                                          John N. Latter, Chairman
                                          Paul D. Schrage

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

 Overview

   Our goal as a Compensation Committee is to provide a compensation framework for recruiting, motivating, rewarding, and retaining the Company's employees, including its executive officers. We regularly engage a nationally recognized compensation consulting firm to assist our Committee in developing an overall perspective on base and incentive compensation and benefit practices and to advise on specific issues relating to the Company's compensation practices. Representatives of the consulting firm meet with us (sometimes with other Board members in attendance) from time to time and have other informal discussions with members of our Committee.

 Components of Fiscal Year 2001 Compensation

   The principal elements of compensation for the Company's executive officers currently consist of base salary, bonuses under the Annual Incentive Plan and awards under the Stock Option Plan. In addition, executives may receive future payments under the Long-Term Incentive Plan with respect to three-year performance periods that commenced prior to fiscal 2000.

   Base Salary. In determining and reviewing base salary levels, the Compensation Committee considers the size and responsibility of the individual's position, the individual's overall performance, the base salaries paid by competitors for comparable positions, and, in the case of new hires, the amount of the individual's prior compensation and the need to induce the individual to enter the employ of the Company. In making salary decisions with respect to senior executives and overseeing other salary decisions made by management, the Committee exercises its discretion and judgment based on the foregoing factors, without applying a specific formula to determine the weight of each factor considered.

   Annual Incentive Plan. The Annual Incentive Plan (bonus) provides for participation by most of the Company's salaried employees (currently approximately 836 individuals). Pursuant to this plan, each participant is granted an annual incentive award at or about the beginning of each fiscal year. Each annual incentive award consists of the right to be eligible to receive a cash bonus, part of which is paid in December of the fiscal year to which the grant relates and the balance of which is paid in the month of March following such fiscal year, provided that the participant remains employed by the Company at the end of such fiscal year.

   Other than participants employed by international subsidiaries of the Company, each participant's bonus eligibility amount is 10% of base salary, provided that the Compensation Committee has the right to approve higher levels for certain participants on an individual basis. For fiscal 2001 and prior years, participants earned bonuses equal to their bonus eligibility amount multiplied by a factor of 0% to 200%, depending on financial results based on the Company's annual pre-tax margin. For fiscal 2001, the bonus eligibility amounts for most of the Company's salaried employees were 10% of base salary. The bonus eligibility amounts for fiscal 2001 were 100% for Mr. Dyer, 80% for Mr. Jones and 60% for the other Named Executive Officers.

   Long-Term Incentive Plan. The Long-Term Incentive Plan provides for participation by certain of the Company's managers (currently approximately 33 individuals). Pursuant to this Plan, each participant was granted a long-term incentive award at or about the beginning of each fiscal year prior to fiscal 2000, commencing with fiscal 1997. Each long-term incentive award consisted of the right to be eligible to receive a cash bonus after the completion of a three-year performance period, provided that the participant remained employed by the Company at the end of such period (except in cases where employment terminates due to retirement, disability or death).

   The Company's most senior executives, including the Named Executive Officers, have not participated in the Long-Term Incentive Plan. For those who do participate, the cash bonus eligibility amounts range from 10% to 30% of base salary, with most participants being eligible for 10% of base salary. Participants earn a bonus equal to their bonus eligibility amount, multiplied by a factor of 0% to 200%, depending on overall corporate results measured by a matrix of (i) the Company's three year average pre-tax margin and (ii) the Company's three year average return on invested capital. The matrix is subject to adjustment from time to time at the discretion of the Compensation Committee.

   We concluded in January 1999 that it was desirable to discontinue the making of awards under the Long-Term Incentive Plan. Accordingly, we recommended to the Board that no new performance period commence under the Plan in fiscal 2000. Participants would, however, remain eligible to receive bonuses under the Plan with respect to the three-year performance periods that commenced at the beginning of fiscal 1998 and fiscal 1999. The Board agreed with and approved our recommendations.

   Stock Option Plan. The Performance Compensation Committee awarded a total of 1,031,500 stock options to a total of 136 recipients under the Company's Stock Option Plan in fiscal year 2001. Jeffrey A. Jones received a total of 300,000 options as an inducement to join the Company as Chief Operating Officer in December 2000. In November 2000, the Company awarded 50,000 options to Mindy C. Meads, 50,000 options to Lee Eisenberg and 25,000 options to Francis P. Schaecher. The other 606,500 stock option awards were granted to 132 other employees, none of whom is a Named Executive Officer. These grants are consistent with our goal of broadening somewhat the participation in the Stock Option Plan and providing significant stock-based incentive compensation for senior executives so as to incent management to increase shareholder value over time.

 Chief Executive Officer Compensation

   David F. Dyer rejoined the Company as Chief Executive Officer in October 1998. Mr. Dyer's annual base salary is $450,000, which is the level established when Mr. Dyer rejoined the Company as Chief Executive Officer in 1998. As noted above, Mr. Dyer's bonus eligibility amount is 100% for purposes of the Annual Incentive Plan.

 Tax Matters

   The Compensation Committee and the Board have considered the provisions of
Section 162(m) of the Internal Revenue Code, which impose an annual limit of $1 million on the deductibility of compensation payments to a company's Chief Executive Officer and the four other most highly compensated executive officers for whom proxy statement disclosure is required and who are employed at the end of such company's taxable year. "Performance-based compensation" (as defined in the Code) is excluded from this limit. It is the Company's intention to preserve the deductibility of compensation paid to its employees, including gains realized upon the exercise of non-qualified stock options, to the extent feasible and consistent with the Company's overall compensation philosophy. Notwithstanding the foregoing, the Compensation Committee believes that the Company's compensation philosophy is appropriate and consistent with the long-term interests of the Company, without regard to tax considerations. In the event of changes in the tax law or other circumstances that might affect tax treatment, we would not currently anticipate that fundamental changes would be made in the Company's overall compensation policies and practices.

                                          Submitted by the Compensation
                                           Committee
                                          of the Board of Directors

                                          Gary C. Comer, Chairman
                                          John N. Latter

Summary Compensation Table

   Set forth below is certain information concerning the compensation for each of the Named Executive Officers for the fiscal year ended January 26, 2001:

                                                                     Long-Term
                                  Annual Compensation           Compensation Awards
                          -----------------------------------   --------------------
                                                                Restricted
                                                 Other Annual     Stock      Stock    All Other
Name and Principal        Fiscal Salary   Bonus  Compensation     Awards    Options  Compensation
Position                   Year    ($)     ($)       ($)          ($)(1)      (#)       ($)(2)
------------------        ------ ------   -----  ------------   ---------- --------- ------------
David F. Dyer...........   2001  450,000 112,500       -0-         -0-           -0-   285,185(4)
President and Chief        2000  450,000 202,500       -0-         -0-           -0-   117,469
Executive Officer 1999     1999  115,962     -0-   300,000(3)      -0-     1,000,000    15,406

Jeffrey A. Jones(5).....   2001   53,846     -0-   150,000(6)      -0-       300,000       -0-
Chief Operating Officer

Mindy C. Meads..........   2001  361,250  54,187       -0-         -0-        50,000    23,083
Executive Vice
 President,                2000  350,000  94,500       -0-         -0-           -0-   142,417
Merchandising and Design   1999   49,808     -0-   100,000(7)      -0-       200,000       201

Lee Eisenberg(8)........   2001  361,250  54,187    50,000(9)      -0-        50,000    33,608(11)
Executive Vice
 President,                2000  329,808  89,048   200,000(10)     -0-       200,000    74,266
Creative Director

Stephen A. Orum(12).....   2001  280,000  42,000       -0-         -0-           -0-    18,764
Executive Vice
 President,                2000  280,000  75,600       -0-         -0-           -0-    19,155
Chief Financial Officer    1999  277,500     -0-       -0-         -0-        60,000    21,656

Francis P. Schaecher....   2001  242,500  36,375       -0-         -0-        25,000    16,373
Senior Vice President,     2000  235,000  63,450       -0-         -0-           -0-    16,304
Operations                 1999  232,500     -0-       -0-         -0-        35,000    18,060

--------
(1) Dividends, if any, on shares of restricted stock are paid at the same time and at the same rate as dividends on the Company's unrestricted Common Stock. The aggregate number and value (based on the closing price of the Company's Common Stock ($30.40) on the New York Stock Exchange on January 26, 2001) of each Named Executive Officer's restricted stock holdings as of such date are as follows: Mr. Dyer, 0 shares, $0; Mr. Jones, 0 shares, $0; Ms. Meads, 0 shares, $0; Mr. Eisenberg, 0 shares, $0; Mr. Orum, 800 shares, $24,320; and Mr. Schaecher, 0 shares, $0.
(2) For fiscal year 2001, these amounts represent the taxable portion of premiums on Company-provided life insurance, the Company's contributions to the Retirement Plan and the Company's contributions to the Deferred Compensation and Excess Benefit Plan, in the following amounts: Mr. Dyer $1,656, $8,500, $29,750, respectively; Mr. Jones $0, $0, $0, respectively;
    Ms. Meads, $1,080, $8,543, $13,460, respectively; Mr. Eisenberg, $1,656,
    $9,553, $12,550, respectively; Mr. Orum, $1,656, $8,500, $8,608, respectively; and Mr. Schaecher, $1,602, $8,529, $6,242, respectively.
(3) In fiscal year 1999, Mr. Dyer received a signing bonus of $300,000 from the Company pursuant to the terms of his appointment as President and Chief Executive Officer effective October 27, 1998.
(4) Of the $285,185 in fiscal year 2001, $69,552 is for personal use of Company planes, $91,413 is for relocation expenses, $84,314 is for reimbursement for his income tax liability on the relocation expenses paid on his behalf and the remainder is described in footnote (2) above.
(5) Mr. Jones was appointed Chief Operating Officer of the Company on December 1, 2000.
(6) In fiscal year 2001, Mr. Jones received a signing bonus of $150,000 from the Company pursuant to the terms of his appointment as Chief Operating Officer effective December 1, 2000.

(7) In fiscal year 1999, Ms. Meads received a signing bonus of $100,000 from the Company pursuant to the terms of her appointment as Executive Vice President, Merchandising and Design effective December 10, 1998.
(8) Mr. Eisenberg was appointed Executive Vice President, Creative Director of the Company on February 1, 1999.
(9) In fiscal year 2001, Mr. Eisenberg received the final portion of his signing bonus of $50,000 from the Company. Mr. Eisenberg deferred this portion of his signing bonus as part of his employment agreement.
(10) In fiscal year 2000, Mr. Eisenberg received a signing bonus of $200,000 from the Company pursuant to the terms of his appointment as Executive Vice President, Creative Director effective February 1, 1999.
(11) Of the $33,608 in fiscal year 2001, $9,849 is for personal use of Company planes and the remainder is described in footnote (2) above.
(12) Mr. Orum retired from his position of Executive Vice President, Chief Financial Officer on January 26, 2001.

   Stock Option Grants in Fiscal Year 2001

   Set forth below is certain information relating to options to acquire Common Stock granted to each Named Executive Officer during the fiscal year ended January 26, 2001 and the grant-date present value of each option grant.

                                                                      Potential Realizable
                                                                             Value
                                                                       at Assumed Annual
                                     Percent of                             Rates of
                                    Total Stock                           Stock Price
                                      Options                           Appreciation for
                           Stock     Granted to  Exercise                 Option Term
                          Options   Employees in  Price   Expiration ----------------------
Name                     Granted(#) Fiscal Year   ($/Sh)     Date      5%(3)      10%(3)
----                     ---------  ------------ -------- ---------- ---------- -----------
Jeffrey A. Jones (1)....  300,000      29.08%     $25.91   12/31/10  $4,938,000 $12,546,000
Mindy C. Meads (2)......   50,000       4.85%     $25.56   12/31/10  $  820,500 $ 2,089,000
Lee Eisenberg (2).......   50,000       4.85%     $25.56   12/31/10  $  820,500 $ 2,089,000
Francis P. Schaecher
 (2)....................   25,000       2.42%     $25.56   12/31/10  $  410,250 $ 1,044,500

--------
(1) Options are exercisable starting on June 1, 2001, with 30% of the shares covered thereby becoming exercisable at that time, and an additional 30% and 40% of the option shares becoming exercisable on the second and third anniversaries of the grant date, respectively.
(2) Options are exercisable starting on November 1, 2001, with 10% of the shares covered thereby becoming exercisable at that time, and an additional 20%, 30% and 40% of the option shares becoming exercisable on the second, third and fourth anniversaries of the grant date, respectively.
(3) The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by the executive will be at or near the amount shown. In order to realize the potential value set forth in the 5% and 10% columns, the per share price of the Common Stock would be approximately $42.37 and $67.73 for Mr. Jones and $41.97 and $67.34 for Ms. Meads, Mr. Eisenberg and Mr. Schaecher.

Stock Option Exercises and Fiscal Year-End Value Table

   Set forth below is certain information relating to options to acquire Common Stock exercised by each Named Executive Officer during the fiscal year ended January 26, 2001, and options to acquire Common Stock held by each Named Executive Officer as of such date.

                                                 Number of Securities
                                                Underlying Unexercised   Value of Unexercised In-the-
                           Shares      Value       Stock Options at         Money Stock Options at
                         Acquired on Realized          FY-End(#)                  FY-End($)
Name                     Exercise(#)  ($)(1)   Exercisable/Unexercisable Exercisable/Unexercisable(2)
----                     ----------- --------- ------------------------- ----------------------------
David F. Dyer...........      -0-          -0-      950,000/      0          11,305,000/        0
Jeffrey A. Jones........      -0-          -0-            0/300,000                   0/1,347,000
Mindy C. Meads..........      -0-          -0-      120,000/130,000           1,166,400/1,019,600
Lee Eisenberg...........   28,000      563,500       32,000/190,000                 800/  245,500
Stephen A. Orum.........   86,100      990,531        6,000/ 61,500                   0/   98,625
Francis P. Schaecher....   38,600    1,546,050       18,650/ 68,350             110,460/  168,340

(1) Upon exercise of an option, an individual does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of the Company's Common Stock from the option award date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.
(2) Calculated based upon the closing price of the Company's Common Stock ($30.40) on the New York Stock Exchange on January 26, 2001.

Performance Graph

   The following graph presents the cumulative total shareholder return of the Company, the Value Line Retail Index and the Standard & Poor's MidCap 400 Index for a five year period. Cumulative total shareholder return is defined as share price appreciation assuming reinvestment of dividends. The Company's Common Stock is included in both the Value Line Retail Index and the Standard & Poor's MidCap 400 Index. In addition to the Company, 66 retailers (including catalog companies) comprise the Value Line Retail Index. The dollar amounts shown on the following graph assume that $100 was invested on February 1, 1996 in Company Common Stock, stocks constituting the Value Line Retail Index and stocks constituting the Standard and Poor's MidCap 400 Index with all dividends being reinvested. The January 31st dates shown on the following graph do not correspond exactly with the last day of the Company's fiscal year in calendar years 1998, 1999, 2000 and 2001.
being reinvested. The January 31st dates shown on the following graph do not correspond exactly with the last day of the Company's fiscal year in calendar years 1998, 1999, 2000 and 2001.

                     Comparison of Five-Year Total Return
Among Lands' End, Inc., Value Line Retail (Special Lines) Index and S&P MidCap
                                   400 Index

                                    [GRAPH]

                                          Value of $100 invested on February 1,
                                                         1996 at
                                         ---------------------------------------
                                         1/31/97 1/31/98 1/31/99 1/31/00 1/31/01
                                         ------- ------- ------- ------- -------
Lands' End, Inc.........................  $194    $269    $221    $235    $203
Value Line Retail Index.................   128     180     270     263     291
S&P MidCap 400 Index....................   122     152     178     206     255

                            PRINCIPAL SHAREHOLDERS

   The following table shows certain information concerning the number of shares of the Company's Common Stock beneficially owned, directly or indirectly, by each director and nominee for director of the Company, the Chief Executive Officer and each of the other most highly compensated executive officers of the Company, and the directors and executive officers as a group. The following table also sets forth information concerning each person known to the Company as of March 23, 2001 to be the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 5% of the Company's Common Stock. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as described in the notes below, all information in the table and the accompanying footnotes is given as of March 23, 2001 and has been supplied by each of the persons included in the table.

                                                                       Percent
      Beneficial Owners                                       Amount   of Class
      -----------------                                     ---------- --------
      Gary C. Comer(1)..................................... 16,413,309  55.87%
       Address: 20875 Crossroads Circle, Suite 100;
       Waukesha, WI 53186
      Richard C. Anderson(2)...............................  1,189,010   4.04%
      Richard C. Marcus....................................        -0-      *
      Paul D. Schrage......................................        -0-      *
      Eliot Wadsworth......................................     50,000      *
      David F. Dyer(3).....................................    863,431   2.86%
      Jeffrey A. Jones.....................................        -0-      *
      Mindy C. Meads(4)....................................    120,000      *
      Lee Eisenberg(5).....................................     93,500      *
      Stephen A. Orum(6)...................................     54,500      *
      Francis P. Schaecher(7)..............................     89,250      *
      All directors and executive officers as a group (11
       persons)(8)......................................... 18,873,000  61.84%

--------
*Less than 1%.
(1) Share amount shown includes (i) 303,559 shares of the Company's Common Stock held by a trust for the benefit of Mr. Comer and his family as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein and (ii) 2,104,531 shares of the Company's Common Stock held by trusts for the benefit of Mr. Comer's family as to which he disclaims beneficial ownership.
(2) Share amount shown includes (i) exercisable options for 25,000 shares of Company Common Stock granted to Mr. Anderson under the DSOP, (ii) 38,141 shares of the Company's Common Stock held by a trust for the benefit of Mr. Anderson and his family as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein, (iii) 69,859 shares of the Company's Common Stock held by a trust for the benefit of Mr. Anderson's family as to which he disclaims beneficial ownership and
    (iv) 215,105 shares of the Company's Common Stock held by a trust for the benefit of Mr. Anderson's family as to which he disclaims beneficial ownership.
(3) Share amount shown includes exercisable options for 850,000 shares of Company Common Stock granted to Mr. Dyer under the Stock Option Plan.
(4) Share amount shown includes exercisable options for 120,000 shares of Company Common Stock granted to Ms. Meads under the Stock Option Plan.
(5) Share amount shown includes exercisable options for 92,000 shares of Company Common Stock granted to Mr. Eisenberg under the Stock Option Plan.
(6) Share amount shown includes exercisable options for 25,500 shares of Company Common Stock granted to Mr. Orum under the Stock Option Plan.
(7) Share amount shown includes exercisable options for 29,250 shares of Company Common Stock granted to Mr. Schaecher under the Stock Option Plan.

(8) Share amount shown includes exercisable options for 1,141,750 shares of Company Common Stock granted to certain executive officers under the Stock Option Plan and certain directors under the DSOP.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors recommends that shareholders ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending February 1, 2002. A representative of Arthur Andersen LLP will be present at the meeting with the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions raised orally at the meeting or submitted in writing to the Company's Secretary before the meeting.

                             SHAREHOLDER PROPOSAL

   Amalgamated Bank of New York's LongView MidCap 400 Index Fund, 11-15 Union Square, New York, N.Y. 10003, owner of 3,500 shares of Common Stock of the Company, and the Comptroller of New York City, as custodian and trustee of the New York City Employees' Retirement System, 1 Centre Street, New York, N.Y. 10007-2341, owner of 47,178 shares of Common Stock of the Company, have given notice that they intend to present for action at the annual shareholder meeting the following resolution:

   "Whereas, the Company currently has extensive overseas operations; and

   "Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations have led to an increased public awareness of the problems of child labor, "sweatshop" conditions, and the denial of labor rights in U.S. corporate overseas operations; and

   "Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value; and

   "Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories; and

   "Whereas, these standards incorporate the conventions of the International Labor Organization (ILO) on workplace human rights which include the following principles:

   "All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98);

   "Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135);

   "There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Convention 100 and 111);

   "Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Convention 29 and 105);

   "There shall be no use of child labor. (ILO Convention 138); and

   "Whereas, independent monitoring of corporate adherence to these standards is essential if consumer and investor confidence in our Company's commitment to human rights is to be maintained.

   "Therefore, be it resolved that the shareholders request the board of directors to commit the Company to the full implementation of these human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards."

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

   We strongly support human rights in the workplace and are committed to the fair and ethical treatment of all employees. We have a long history of being recognized as an industry leader for our commitment to corporate social responsibility, fairness and diversity. We oppose child and forced labor; we strongly believe that no employer should discriminate against anyone or any member of a group based on personal characteristics or beliefs; and we are committed to operating within the spirit and letter of all laws and regulations affecting our businesses and employees.

   We already have strong corporate policies in place that cover each of the substantive areas of this shareholder proposal. We select vendors and approve factories for manufacture of our products based in part on their support of these principles. As a condition to doing business with us, vendors must agree to abide by the Lands' End Standards of Business Conduct ("Lands' End Standards"), which require that vendors follow certain ethical employment and business practices (pertaining to such issues as child labor, minimum wages and benefits, forced labor, discriminatory employment practices, freedom of association, and improper gifts and other inducements) and provide safe and healthy working environments.

   We employ a rigorous monitoring process to assure compliance with the Lands' End Standards. We have contracted with a well-respected company that is very knowledgeable and experienced in monitoring compliance with the laws of the various countries in which the factories of our vendors are located. This contractor has trained and continues to train our officers, merchants, inventory personnel, sourcing staff, and quality inspectors (as well as our outside sourcing agents) who visit the factories in which our products are manufactured to identify and remedy, among other things, any employment and environmental related problems that may exist at these offshore facilities. In addition to this training, our contractor performs thorough in-plant audits of selected vendors for compliance with the Lands' End Standards and local laws.

   We believe that the company already has policies and procedures in place that are designed to attain the underlying goals of the shareholder proposal, and as a result, we believe that adoption of this proposal will provide no benefit beyond that achieved by our current programs and policies. We believe that our programs and policies are taken seriously and, in conjunction with our compliance monitor, are in fact effective in achieving the substantive goals of this proposal. In addition, we believe that the imposition of a new and untested outside monitor as contemplated by this proposal could undermine rather than support the best interests of the company and its shareholders, as we believe the monitor now in place has as its objective and is responsive to the best interests of the company and its shareholders and does not have an agenda or bias that is out of alignment with this objective. Furthermore, the proposal seeks the adoption of certain "standards" that, other than incorporating some of the ILO Conventions, are undefined. There are over 40 different standards proposed by different organizations seeking to establish rules for the appropriate conduct of business in foreign manufacturing facilities. The number, variances and complexity of these different standards would add significant difficulties and costs to our requirements and monitoring processes.

   For the foregoing reasons, the Board recommends a vote AGAINST this proposal.

   The affirmative vote of a majority of shares participating in the voting on this proposal is required for adoption of this resolution. Proxies will be voted AGAINST this proposal unless you instruct otherwise on the enclosed proxy card. Abstentions indicated on such proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

                               OTHER INFORMATION

Compliance With Section 16(a) of The Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the best of the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) forms were required for those persons, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during the fiscal year ended January 26, 2001.

Additional Matters

   The Board of Directors is not aware of any other matters that will be presented for action at the 2001 Annual Meeting. Should any additional matters properly come before the meeting, properly signed and dated proxies will be voted on those matters by the persons named therein in accordance with the best judgment of such persons.

Submission of Shareholder Proposals

   The Company's By-Laws require that the Company be provided with written notice with respect to the nomination of a person for election as a director or the submission of any proposal at an annual meeting of shareholders. Any such notice must include certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, and must be furnished to the Company not less than 10 business days prior to such meeting. A copy of the applicable By-Law provision may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth below.

   In addition, all shareholder proposals to be included in the Board of Directors' Proxy Statement and proxy for the 2002 Annual Meeting of shareholders must (i) be received by the Secretary of the Company not later than December 17, 2001 and (ii) satisfy the conditions established by the Securities and Exchange Commission as necessary to entitle such proposal to be included in the Proxy Statement and form of proxy.

Cost of Proxy Solicitation

   The Company will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board of Directors. In addition to using the mails, officers and other employees of the Company may solicit proxies in person and by telephone and telegraph.

Report to Shareholders

   The Company has mailed this Proxy Statement along with a copy of the Company's 2001 Annual Report to each shareholder entitled to vote at the Annual Meeting. Included in the 2001 Annual Report are the Company's consolidated financial statements for the fiscal year ended January 26, 2001.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 26, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO THE SECRETARY, LANDS' END, INC., ONE LANDS' END LANE, DODGEVILLE, WISCONSIN 53595.

                                          By order of the Board of Directors,

                                          /s/ Robert S. Osborne

                                          Robert S. Osborne
                                          Secretary

April 16, 2001

APPENDIX A

                               Lands' End, Inc.
                           Statement of Board Policy
                        Regarding Corporate Governance

   This Statement of Policy has been adopted by the Board of Directors of Lands' End, Inc., effective as of January 1, 2001, in order to provide an appropriate framework for governance of the company. The policies set forth are subject to applicable Delaware law and to the company's certificate of incorporation and bylaws.

Oversight Function

   The primary mission of the Lands' End Board of Directors is to serve the long-term interests of the shareholders by providing oversight of the company and its management. The Board will determine the appropriate scope of its oversight activities from time to time in light of prevailing circumstances and the nature of decisions that must be addressed. In general, the oversight will include the following: (1) participating with management in developing strategic plans for the future direction of the company, (2) monitoring the company's performance against its plans and evaluating the performance of management, (3) counseling management on strategic and other issues, (4) determining appropriate compensation policies for the company and establishing the compensation of senior management, (5) reviewing the adequacy of the company's internal controls and financial reporting systems, and (6) addressing issues regarding board composition and practices.

Composition

   The Board currently consists of seven director positions. It is the policy of the Board that these positions be filled by the chief executive officer and by six other persons (the "outside directors") who are not current or former employees of the company. Notwithstanding the foregoing, any former employee who was serving as a director as of January 1, 2001, may continue as a director and shall be deemed to be an outside director for all purposes of this policy statement.

   As provided in the company's certificate of incorporation, the board is divided into three classes, with approximately one-third of the Board being elected at each annual meeting and serving for a three-year term. It is the policy of the Board that all persons who join the Board for the first time after January 1, 2001 will retire from the Board no later than the annual meeting next following their 70th birthday.

   The Board will select one of the outside directors to serve as its Chairman and may select another outside director as Vice Chairman. The Board will maintain three standing committees of outside directors: audit, compensation and nominating. The outside directors will also meet together from time to time as they deem appropriate.

Audit Committee

   The Audit Committee will be constituted in accordance with the Audit Committee Charter adopted by the Board of Directors, as amended from time to time, and the listing requirements of the New York Stock Exchange.

Compensation Committee

   Commencing with the annual meeting of shareholders to be held in 2001, the Compensation Committee will consist of three outside directors who meet the eligibility requirements of SEC Rule 16b-3 and Section 162(m) of the Internal Revenue Code. At that time, the Performance Compensation Committee will be combined with the Compensation Committee, which will thereafter administer the company's stock and incentive plans (other than such plans relating solely to non-employee directors) and have such other responsibilities as shall be delegated to it by the Board from time to time.

Nominating Committee

   The Nominating Committee will consist of all of the outside directors. The Nominating Committee will have the responsibility for selecting any new chief executive officer of the company and will select prospective directors to fill Board vacancies that occur from time to time due to retirement or resignation. In addition, approximately four months before each annual meeting, those members of the Nominating Committee whose director terms will not expire at that meeting will determine the slate of directors to be proposed for election at the meeting.

   In selecting director candidates, the nominating Committee will seek prospective directors who have had successful careers in fields related to the business of the company. Directors will be selected on the basis of their knowledge, expertise and judgment, their potential to contribute to the oversight function of the Board and, in the case of existing directors slated for renomination, their previous service and contributions to the Board.

APPENDIX B

                               LANDS' END, INC.

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                 May 24, 2000

                                  I. PURPOSE

   The purpose of the Audit Committee is to assist the Board of Directors of Lands' End, Inc. (the "Company") in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Company to its stockholders and others, the Company's system of internal controls and the Company's audit, accounting and financial reporting processes in general.

                        II. COMPOSITION & INDEPENDENCE

   The Audit Committee shall be appointed by the Board of Directors in accordance with the Company's bylaws. Commencing with the annual meeting of directors to be held in 2001, the Audit Committee shall consist of not less than three members of the Board of Directors, each of whom shall be an independent director as determined in accordance with rules of the New York Stock Exchange. Members of the Audit Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Audit Committee and at least one member of the Audit Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication.

                             III. RESPONSIBILITIES

   The Audit Committee shall be responsible for the matters listed below, provided that its function shall be one of oversight and review. The Audit Committee is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices or to define the standards to be used in preparation of the Company's financial statements. The Board of Directors recognizes that management, the internal audit department and the external auditors will generally have more knowledge and more detailed information about the Company's financial affairs than the members of the Audit Committee, and that the Audit Committee's role is not to provide any expert assurance as to the Company's financial statements or any professional certification as to the work of the external auditors.

  1. External Auditors. Recommend annually to the Board of Directors the firm to be employed by the Company as its external auditors, with such firm being ultimately accountable to the Board of Directors and the Audit Committee, which shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors (or to nominate the external auditors to be proposed for approval at any meeting of stockholders).

  2. Plan of Audit. Consult with the internal audit department and the external auditors regarding the plan of audit. The Audit Committee also shall review with the external auditors their report on the audit and review with the internal audit department and management any comments from the external auditors regarding suggested changes or improvements in the Company's accounting practices or controls.

  3. Accounting Principles and Disclosure. Review significant developments in accounting rules. The Audit Committee shall review with management any recommended changes in the Company's methods of accounting or financial statements. The Audit Committee also shall review with the internal audit department and the external auditors any significant proposed changes in accounting principles and financial statements.

  4. Internal Accounting Controls. Consult with the internal audit department and the external auditors regarding the adequacy of internal accounting controls. Where appropriate, consultation with the internal audit department and the external auditors regarding internal controls shall be conducted out of management's presence.

  5. Financial Disclosure Documents. Review with management, the internal audit department and the external auditors the financial information contained in the Company's public disclosure documents, including review prior to filing of all financial statements and reports to be included in quarterly and annual reports filed with the Securities and Exchange Commission. The Chairman of the Audit Committee may represent the entire audit Committee, either in person or by telephone conference call, for purposes of such review.

  6. Internal Control Systems. Review with management and the internal audit department the Company's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws and regulations, and consult with management the internal audit department regarding the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities. The Audit Committee shall also review internal audit plans in significant compliance areas.

  7. Oversight of External Auditors. Evaluate the external auditors on an annual basis and where appropriate recommend a replacement for the external auditors. In such evaluation, the external auditors shall deliver to the Audit Committee a written statement delineating all relationships (including services provided) between the external auditors and the Company. The Audit Committee shall engage in a dialogue with the external auditors with respect to any disclosed relationships that may affect the objectivity and independence of the external auditors and shall recommend that the Board of Directors take appropriate action in response to the external auditors' report to satisfy itself as to the external auditors' independence.

  8. Adequacy of Personnel. Review periodically the adequacy of the Company's accounting, financial, and internal audit personnel resources.

  9. Risk Management. Review and evaluate risk management policies in light of the Company's business strategy, capital strength, and overall risk tolerance. The Audit Committee also shall evaluate on a periodic basis the Company's investment and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

  10. Tax Policies. Review periodically the Company's tax policies and any pending audits or assessments.

  11. Review of Audit Committee Charter. Review this Charter periodically, assess its continued adequacy and propose any appropriate amendments to the Board of Directors.

  12. Communication. Provide for open communication among the external auditors, the internal audit department, other financial and senior management, and the Board of Directors concerning the Company's financial position and affairs.

                            IV. QUORUM AND MEETINGS

   A quorum of the Audit Committee shall be declared when a majority of the appointed members of the Audit Committee are in attendance. The Audit Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. Notice of the meetings shall be provided in accordance with the Company's bylaws. The Audit Committee will keep minutes of its meetings and will make such minutes available to the full Board of Directors for its review.

                                  V. REPORTS

   The Audit Committee shall report to the Board of Directors from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board of Directors, the Audit Committee will provide such background and supporting information as may be necessary for the Board of Directors to make an informed decision. The Audit Committee shall report to stockholders in Company's proxy statement for each annual meeting whether the Audit Committee has satisfied its responsibilities under this Charter.

                             VI. FURTHER AUTHORITY

   The Audit Committee is authorized to take all actions which it may deem necessary or appropriate to carry out its purpose and to fulfill its responsibilities, including giving direction to management, conducting investigations and seeking outside legal or other advice (from the Company's regular advisers or otherwise) to the extent it deems necessary or appropriate.

                             (LAND'S END SITE MAP)

[LANDS' END, LOGO]
LANDS' END, INC.
PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735


VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to LANDS' END, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.








TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:          LANDS1
                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                      DETACH AND RETURN THIS PORTION ONLY

LANDS' END, INC.

   Election of Directors

   1. To elect two members of the Board of Directors of the Company to serve until the annual meeting of shareholders in 2004, and until their successors are duly elected and qualified.

   Nominees: 01) Gary C. Comer and 02) Eliot Wadsworth, II

   FOR          WITHHOLD        FOR ALL
   ALL            ALL           EXCEPT
   [_]            [_]             [_]

To withhold authority to vote, mark For All Except and write the nominee's number on the line below.

                     ------------------------------------

   VOTE ON PROPOSALS

   2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending February 1, 2002.

    For          Against         Abstain
    [_]            [_]             [_]


   3. To consider and act upon the shareholder proposal described in the accompanying Proxy Statement.

    [_]            [_]             [_]


   4. In their discretion, the Proxies are authorized to consider and act upon such other business as may properly come before the meeting or any adjournment thereof.




   Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


  Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

  ---------------------------------- --------  ------------------------ ------

  ---------------------------------- --------  ------------------------ ------
  Signature [PLEASE SIGN WITHIN BOX]   Date    Signature (Joint Owners)  Date

                               LANDS' END, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 16, 2001
          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Gary C. Comer, David F. Dyer and Robert S. Osborne as Proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of Lands' End, Inc. held of record by the undersigned on March 23, 2001, at the Annual Meeting of Shareholders to be held on May 16, 2001, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the nominees listed in Item 1, FOR Proposal 2 and AGAINST Proposal 3.